                                    FORM S-8


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                            Helmerich & Payne, Inc.
              (Exact name of registrant specified in its charter)

              Delaware                               73-0679879
------------------------------------  --------------------------------------
     (State or other jurisdiction of   (I.R.S. Employer Identification No.)
     incorporation or organization)

          1579 East 21st Street, Tulsa, Oklahoma        74114
----------------------------------------------------------------------------
    (Address of Principal Executive Offices)             (Zip Code)

     Helmerich & Payne, Inc. Non-Employee Directors' Stock Compensation Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)

        Steven R. Mackey, 1579 East 21st Street, Tulsa, Oklahoma  74114
--------------------------------------------------------------------------------
                    (Name and address of agent for service)

                                 (918) 742-5531
--------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)


                       CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

                               PROPOSED      PROPOSED
TITLE OF                       MAXIMUM       MAXIMUM
SECURITIES      AMOUNT         OFFERING      AGGREGATE     AMOUNT OF
TO BE           TO BE          PRICE         OFFERING      REGISTRATION
REGISTERED      REGISTERED     PER SHARE     PRICE         FEE
--------------------------------------------------------------------------------
Common
Stock,
$0.10 par
Value           30,000         $46.375 (1)    $1,391,250 (1)   $ 421.59 (1)
                Shares
--------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c), the proposed maximum offering price per share of the 30,000 shares of Common Stock is based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on March 21, 1997.

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

         (a) Helmerich & Payne, Inc. (the "Company") Annual Report on Form 10-K for the fiscal year ended September 30, 1996.

         (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 for periods since September 30, 1996.

         (c) The description of the Common Stock of the Company contained in its Registration Statement on Form S-1 filed November 13, 1967 (effective December 21, 1967) with the Securities and Exchange Commission and the description of Common Stock Purchase Rights contained in its Registration Statement on Form 8-A filed on January 17, 1996, with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934.

         (d)     All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.


Item 4.  Description of Securities - Not applicable.


Item 5.  Interests of Named Experts and Counsel

The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Steven R. Mackey, Vice President, Secretary and General Counsel of the Company. Mr. Mackey presently owns shares of Common Stock of the Company.


Item 6.  Indemnification of Officers and Directors

The Fourteenth Article of the Company's Restated Certificate of Incorporation provides for the indemnification by the Company of any director, officer or employee of the Company or any of its subsidiaries in connection with any claim, action, suit or proceeding brought or threatened by reason of such position with the Company or any of its subsidiaries. The stockholders of the Company on March 4, 1987, approved an amendment to the Restated Certificate of Incorporation which (i) limited or in certain circumstances eliminated the personal liability of a director to the Company or to its stockholders for monetary damages for breach of fiduciary duty as a director as authorized by Section 102(b) of the Delaware General Corporation Law, (ii) expanded the Company's indemnification of its officers and directors as provided by Section 145 of the Delaware General Corporation Law; provided, however, that the directors remain subject to personal liability for breaches of the duty of loyalty, acts committed in bad faith or intentional misconduct, the payment of an unlawful dividend or any transaction from which the directors received an improper personal benefit, and (iii) permitted the Company as provided in Section 145 of the Delaware General Corporation Law to maintain insurance to protect itself and any director, officer, employee or agent of the Company. The Company presently maintains in effect a liability insurance policy covering officers and directors.


Item 7.  Exemption From Registration Claimed - Not applicable.


Item 8.  Exhibits

The following are filed as exhibits to this Registration Statement:

         4.1 Restated Certificate of Incorporation and Amendment to Restated Certificate of Incorporation of Registrant are incorporated herein by reference to Registrant's Annual Report filed with the Securities and Exchange Commission on Form 10-K for the 1996 fiscal year.

         4.2 Bylaws of Registrant incorporated by reference to Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended September 30, 1996.

         5.1 Opinion of Steven R. Mackey as to the legality of shares of Common Stock being registered.

         23.2 Consent of Steven R. Mackey (contained in his opinion filed as Exhibit 5.1.)

         99.1 Helmerich & Payne, Inc. Non-Employee Directors' Stock Compensation Plan incorporated by reference to Exhibit "B" of Registrant's Proxy Statement dated January 27, 1997.




Item 9.  Undertakings

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                 Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                          Provided, however, that Paragraphs (a)(1)(i) and
                          (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
         Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on this 31st day of March, 1997.

                                  HELMERICH & PAYNE, INC.



                                  By /s/ HANS HELMERICH
                                    -------------------------------------
                                     HANS HELMERICH
                                     President and Chief Executive
                                     Officer



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                             TITLE                                 DATE
---------                             -----                                 ----
/s/  W. H. HELMERICH, III       Director
---------------------------                                             March 31, 1997
W. H. HELMERICH, III


/s/  HANS HELMERICH             Director, President and
---------------------------     Chief Executive Officer                 March 31, 1997
HANS HELMERICH


/s/  GEORGE S. DOTSON           Director, Vice President
---------------------------                                             March 31, 1997
GEORGE S. DOTSON


/s/  WILLIAM L. ARMSTRONG       Director                                March 31, 1997
---------------------------
WILLIAM L. ARMSTRONG


/s/  GLENN A. COX               Director
---------------------------                                             March 31, 1997
GLENN A. COX


/s/  GEORGE A. SCHAEFER         Director
---------------------------                                             March 31, 1997
GEORGE A. SCHAEFER


                                Director
---------------------------                                             --------------
L.F. ROONEY, III

                                Director
---------------------------                                             --------------
JOHN D. ZEGLIS


/s/ DOUGLAS E. FEARS            Vice President, Finance                 March 31, 1997
---------------------------     (Principal Financial
DOUGLAS E. FEARS                Officer)


/s/ GORDON HELM                 Controller                              March 31, 1997
---------------------------     (Principal Accounting
GORDON HELM                     Officer)

                                 EXHIBITS INDEX
                            (for Electronic filing)



1.)      5.1     Opinion of Steven R. Mackey as to the legality of shares of
                 Common Stock being registered.

2.)      24.2    Consent of Steven R. Mackey (contained in his opinion filed as
                 Exhibit 5.1).